UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26081 Avenue Hall
Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 8, 2006, 3D Systems Corporation (the “Company”) entered into a Lease Agreement (the “Lease”) with KDC-Carolina Investments 3, LP (the “Landlord”) pursuant to which the Landlord will construct and lease to the Company an approximately 80,000 square foot building to be constructed in Rock Hill, South Carolina in connection with the previously announced relocation of the Company’s headquarters from Valencia, California, and the transfer of certain operations of its Grand Junction, Colorado facility, to Rock Hill.

The term of the Lease will commence on the later to occur of August 1, 2006 and substantial completion of the leased premises and will expire on the 15th anniversary of the last day of the month in which the commencement date occurs.  The Lease provides the Company with the option to renew the Lease for two additional five-year terms as well as the right to cause the Landlord, subject to certain terms and conditions, to expand the leased premises during the term of the Lease, in which case the term of the Lease would be extended.

The Lease is a triple net lease and provides for the payment of base rent of approximately $530,000 in its first year, $705,000 in each of years two through five, $750,000 in each of years six through ten and $795,000 in each of years eleven through fifteen.  Upon the completion of the leased premises, base rent is subject to adjustment based upon the final cost of the leased premises and certain other factors described in the Lease.  Such adjustment may result in either an upward or downward adjustment of base rent.  Under the terms of the Lease, the Company will be obligated to pay all taxes, insurance, utilities and other operating costs with respect to the leased premises.

The Lease also grants the Company the right to purchase the leased premises and the right to purchase undeveloped land surrounding the leased premises, each at certain times and on terms and conditions described more particularly in the Lease.

The foregoing summary is subject to, and qualified in its entirety by, the terms of the Lease, attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by this reference.  A copy of the press release issued by the Company announcing the execution of the Lease is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1                                                   Lease Agreement dated February 8, 2006, between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

99.2                                                   Press Release dated February 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 10, 2006
/s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lease Agreement dated February 8, 2006, between 3D Systems Corporation and KDC-Carolina Investments 3, LP.

99.2	Press Release dated February 9, 2006.